IRREVOCABLE BILL OF SALE, ASSIGNMENT AND CONVEYANCE

This is an IRREVOCABLE BILL OF SALE, ASSIGNMENT OF INTELLECTUAL PROPERTY, ASSIGNMENT AND CONVEYANCE ("Irrevocable Bill of Sale") made, delivered, and effective by and from Unionway Int'l, LLC with a business address at P.O.Box 3511., Palos Verdes California 90274 (the "Seller"), to Network Dynamics, Inc. A California Corporation with a business address at 12121 Wilshire Blvd, Suite 305, Los Angeles CA 90025 (the "Buyer"), pursuant to a certain Asset Purchase Agreement dated January 3rd 2005 (the "Agreement").

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer hereby sells, assigns, transfers, conveys, and delivers to Seller, its successors and assigns, to have and to hold forever, all of its right, title and interest in and to the Purchased Assets (as defined in the Agreement), subject to the applicable provisions of the Agreement.

Among the Purchased Assets are a number of intangible and intellectual properties including but not limited to source code, object code, definitions, trade names, websites, inventions and other assets of which Seller is the author and owner (collectively the "Intellectual Properties"). Seller has agreed with Buyer for the transfer to Buyer of Seller's whole right title and interest in and to such Intellectual Properties including all rights of the Seller under all United States, Federal, State or other worldwide copyright, trademark, trade secret, trade name, service mark, service name, patent, and all other intellectual property or industrial property laws or rights of any type or nature concerning the Intellectual Properties or the products identified in the Agreement. Seller, as beneficial owner, hereby assigns and transfers to Buyer, Seller's whole right, title and interest in and to the Intellectual Properties and any and all other Intellectual Properties in the United States of America and worldwide which may be granted therefor and thereon, and in and to any and all issues, reissues, supplemental protection certificates, registrations, confirmations, reexaminations or renewals, or extensions (whether arising from any intellectual property or regulatory law), of the Intellectual Properties or of such other copyrights, trademarks or patents and other applications, U.S. and foreign, including any provisional, continuation, divisional, continuation-in-part or division thereof, or any substitute or further application therefore, and all foreign equivalents thereof, and the full exclusive benefits thereof, and all rights, privileges and advantages appertaining thereto, including any and all rights to damages, profits or recoveries of any nature for past infringement of the Intellectual Properties, and the payment of any and all maintenance fees, taxes, and the like, and including, without limitation, the rights to file foreign applications directly in the name of the Seller and to claim for any such foreign applications any priority rights to which such applications are entitled under international conventions, treaties, or otherwise, to hold the same unto and to the use of Buyer, its successors and assigns absolutely during the residue of the respective terms for which the copyrights, trademarks or patents may be granted, are granted or were granted. The foregoing assignment of rights by the Seller to the Buyer is all inclusive and is without

reservation of any right, title, interest or use in the Purchased Assets, whether now existing or subsequently arising.

Seller hereby covenants that Seller has not executed and will not execute any agreements inconsistent with this assignment of rights to the Intellectual Properties.

From and after the Closing Date (as defined in the Agreement) upon request of Buyer, Seller shall, at Buyer's expense, duly execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required to convey to and vest the Purchased Assets in Buyer or its permitted assignees and as may be appropriate to protect Buyer's rights, title and interest in and enjoyment of all the Purchased Assets and as may be appropriate otherwise to carry out the transactions contemplated by the Agreement and this Irrevocable Bill of Sale.

IN WITNESS WHEREOF, and intending to be legally bound, the undersigned has duly executed and delivered this Irrevocable Bill of Sale as of this January 3rd, 2005.

SELLER:
UNIONWAY INTERNATIONAL, LLC,
a California limited liability company

By: ______________________
Mr. Bing Liu, Managing Member

BUYER: NETWORK DYNAMICS, INC.

By: ______________________
Mr. Gary Guseinov, CEO